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                                                                   EXHIBIT 3.1.3



                           CERTIFICATE OF CORRECTION
                                       OF
                            CERTIFICATE OF AMENDMENT
                                       TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               PEOPLESUPPORT, INC.



        The undersigned hereby certifies that:

               1. The name of the corporation is PeopleSupport, Inc. (hereinafter called the "Corporation").

               2. The Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Corporation, which was filed with the Secretary of State of Delaware on August 5, 2004, is hereby corrected.

               3. The inaccuracy to be corrected in said instrument is as follows:

                      The par value of the Preferred Stock and Common Stock of the Corporation as it is reflected in the last sentence of amended and restated Article FOURTH, paragraph A, contained a typographical error. The par value of the Preferred Stock and Common Stock should be reflected as $.003 in the body and not $.001.

               4. The portion of the instrument in corrected form is as follows:

               "The Preferred Stock shall have a par value of $.003 per share and the Common Stock shall have a par value of $.003 per share."

               IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by its duly authorized Chief Executive Officer this 10th day of August, 2004.

                                        PEOPLESUPPORT, INC.




                                        By:        /s/ Lance Rosenzweig
                                            ------------------------------------
                                                       Lance Rosenzweig
                                                 Chief Executive Officer